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                                                                    Exhibit 10.6

                             SHAREHOLDERS AGREEMENT

         THIS SHAREHOLDERS AGREEMENT (this "Agreement"), dated as of March 1, 2000, is by and among Glacier Distribution Company, Inc., a Colorado corporation (the "Company"), and Joseph A. Oblas, Thomas B. Humphreys, Jr., Derek S. Humphreys, David Diaz-Infante and Peter C. Gonzalez (collectively, the "Founders"), and each person who, at any time, acquires securities of the Company and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (collectively with the Founders, the "Shareholders").

                                    RECITALS

         A. The Founders, who own 96.7% of the issued and outstanding Shares, and the Company desire to agree to various restrictions and rights with respect to the Shares.

         B. The Company and the Founders have jointly developed a business plan for the Company (the "Business Plan") and, in connection therewith, the Founders have contributed to, and/or developed on behalf of, the Company certain proprietary information (the "Information") to be used by the Company to implement the Business Plan.

         C. Certain terms used in this Agreement are defined in Section 8 of this Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1.       RESTRICTIONS ON TRANSFER.

         (a) Retention of Stock. No Shareholder shall sell, transfer, assign, pledge, convey, exchange, hypothecate, borrow against, permit a security interest to attach to, or otherwise dispose of or encumber, directly or indirectly, voluntarily or involuntarily (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any Shares (a "Transfer"), except pursuant to the terms of this Agreement.

         (b) Transfers of Shares. Any Transfer shall be made in compliance with
Section 1(c) below unless such Transfer is pursuant to the following ("Permitted Transfers"):

                  (i)      a Public Offering or Public Company Merger;

                  (ii)     a Sale of the Company;

                  (iii)    a Family Transfer;

                  (iv)     Transfers pursuant to Section 3 of this Agreement; or

                  (v)      Transfers among the Founders.
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         (c) First Refusal Rights. Prior to making any Transfer other than a
Permitted Transfer, such Shareholder (the "Selling Shareholder") shall give written notice of such Transfer (the "Sale Notice") to the other Shareholders (the "Other Shareholders") and the Company. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s), the number of Shares to be transferred ("Transfer Shares") and the terms and conditions of the proposed Transfer. No Shareholder shall consummate any Transfer until five (5) days after the termination of the First Purchase Period (as defined below) and, if applicable, the Second Purchase Period (as defined below) (the "Authorization Date"). The Other Shareholders shall have priority over the Company in purchasing the Transfer Shares and may elect to purchase all or any portion of the Transfer Shares upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election ("Purchase Notice") to the Selling Shareholder within fifteen (15) days after the Sale Notice has been given to the Other Shareholders and the Company (the "First Purchase Period"). If the Other Shareholders elect to purchase in the aggregate more than the number of Transfer Shares, the Other Shareholders who delivered a Purchase Notice shall have the right to purchase the number of Transfer Shares which is in the same proportion to the total number of Transfer Shares as the number of Shares owned by such Shareholder bears to the total number of Shares owned by all the Other Shareholders who delivered a Purchase Notice. If the Other Shareholders have not elected to purchase all of the Transfer Shares, the Selling Shareholder shall deliver a Sale Notice to the Company (the "Second Notice"), which shall state the number of Transfer Shares which the Other Shareholders have not elected to purchase (the "Remaining Shares"). The Company may elect to purchase all of the Remaining Shares upon the same terms and conditions as those set forth in the Sale Notice by delivering a Purchase Notice to the Selling Shareholder within fifteen (15) days after the Second Notice has been given to the Company (the "Second Purchase Period"). If neither the Company nor the Other Shareholders elect to purchase all of the Transfer Shares, the Selling Shareholder may transfer the Transfer Shares at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Date. Any Transfer Shares not transferred within such 60-day period will be subject to the provisions of this Section 1(c) upon subsequent Transfer.

         (d) Continuation of Transfer Restrictions. The restrictions on the Transfer of Shares in this Section 1 will continue with respect to each Share following any Transfer in accordance with the provisions of Section 1(c), and the transferee shall execute a counterpart of, and be bound by the terms and provisions of this Agreement.

2.       ADDITIONAL RESTRICTIONS ON TRANSFER.

         (a) Legend. The Shareholders agree that all certificates evidencing Shares owned by them on the date of this Agreement or acquired hereafter shall be marked with a legend to the effect that the Shares have not been registered under the 1933 Act or any applicable state securities laws, and may not be transferred other than in compliance with such laws, and that the holders of such Shares are bound by the terms of this Agreement, as it may be amended from time to time.

         (b) Compliance with Securities Laws. No holder of Shares may sell, transfer or dispose of any Shares (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel, if requested by the
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Company (which opinion shall be reasonably acceptable in form and substance to the Company), that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such transfer.

3.       SALE OF THE COMPANY.

         (a) Obligation to Consent and Sell. If the Board of Directors of the Company (the "Board") approves a Sale of the Company and in connection therewith determines that the sale is fair from a financial point of view to the Shareholders (the "Approved Sale"), the Shareholders will consent to and raise no objections against the Approved Sale, and (i) if the Approved Sale is structured as a sale of stock, the Shareholders will agree to sell their Shares on the terms and conditions approved by the Board, (ii) if the Approved Sale is structured as a merger, consolidation or other reorganization, the Shareholders will vote in favor thereof (to the extent they are entitled to vote) and will not exercise any dissenters' rights or appraisal rights they may have under applicable law, and (iii) if the Approved Sale is structured as a sale of substantially all of the assets of the Company and its subsidiaries determined on a consolidated basis, the Shareholders will vote in favor thereof (to the extent they are entitled to vote). The Shareholders will use their best efforts to cooperate in the Approved Sale and will take all necessary and desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Board, including, but not limited to, the provisions of representations and warranties or indemnification; provided that the Shareholders shall not be required to incur any out-of-pocket expenses in connection with such Approved Sale which are not reimbursed by the Company; and provided further that no Shareholder shall be required to provide different representations and warranties or indemnification than any other Shareholder.

         (b) Conditions to Obligation. The obligations of the Shareholders with respect to the Approved Sale are subject to the satisfaction of the condition that upon the consummation of the Approved Sale, all of the Shareholders will receive the same form and amount of consideration per Share as received by all Shareholders of the same class of stock of the Company or if any Shareholders are given an option as to the form and amount of consideration to be received, all Shareholders will be given the same option as all other Shareholders.

4.       PUBLIC OFFERING.

         (a) Actions in Connection with Public Offering. In the event that a majority of the members of the Board approve an initial Public Offering or Public Company Merger, each Shareholder shall take all necessary or desirable actions in connection with the consummation of the Public Offering or Public Company Merger. In the event the managing underwriters in such Public Offering advise the Company in writing that in their opinion the Company's capital structure will adversely affect the marketability of the offering, each Shareholder shall consent to and vote for any recapitalization, reorganization and/or exchange of the Company's capital stock into securities that the managing underwriters and a majority of the members of the Board find acceptable and shall take all necessary and desirable actions in connection with such recapitalization, reorganization and/or exchange.
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         (b) Standstill for Public Offering. In addition to the other restrictions contained herein, upon request by the managing underwriter(s) in any Public Offering, each Shareholder will agree not to effect any public sale or distribution of any Shares or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any of the Company's equity securities, during the seven (7) days prior to and the one hundred eight (180) days after the effectiveness of any underwritten Public Offering, except as part of such underwritten Public Offering or if otherwise permitted by the Company and the managing underwriter.

5.       CLOSINGS OF SALES.

         (a) Failure to Deliver Certificates. If the Shareholder is not present at any closing of the sale of Shares under this Agreement, or is present but, for any reason, fails to produce and deliver to the purchaser, in accordance with this Agreement, the Shares being transferred, then the purchaser may deposit the applicable consideration payable to such Shareholder into a special account in trust for the Shareholder at a bank designated by the Company. Such deposit shall constitute value and effective payment to the Shareholder of the purchase price for such Shares notwithstanding the fact that the Shareholder may have voluntarily attempted to encumber or dispose of any of the Shares contrary to the terms hereof, or that one or more certificates or other evidence of ownership of the Shares may have been delivered to any other person. From and after the date of such deposit (even though the share certificates in the name of such Shareholder or other instruments representing such Shares have not been delivered to the purchaser), the purchase and transfer of the Shares shall be deemed to have been fully completed and all right, title, benefit and interest of the Shareholder in and to all such Shares, both at law and in equity, shall be conclusively deemed to have been transferred and assigned to and become vested in the purchaser.

         (b) Receipt of Consideration. Where the purchaser has made a deposit in accordance with Section 5(a), the Shareholder shall be entitled to receive the consideration for the Shares deposited with the designated bank, without interest, upon delivery to the Company of (i) the certificates or other instruments representing the Shares duly endorsed for transfer in the manner required by this Agreement and (ii) any other document required under Section 5(a) to be delivered by the Shareholder at the closing including, without limitation, the release or discharge of any encumbrance relating to the Shares being sold.

         (c) Appointment of Attorney-in-Fact. For purposes of enforcing this
Section 5, each Shareholder irrevocably constitutes and appoints the Secretary of the Company from time to time as such Shareholder's attorney and agent authorized, in such Shareholder's name and on such Shareholder's behalf, to execute and deliver (i) all such assignments, transfers, deeds and instruments as may be necessary to effectively transfer the Shares being transferred to the purchaser on the books of the Company and (ii) any other document required under this Agreement to be delivered at closing. Such appointment and power of attorney, being coupled with an interest, shall not be revoked by the insolvency, bankruptcy, death or incapacity of the Shareholder and the Shareholder hereby agrees to ratify and confirm any act taken by the Secretary on such Shareholder's behalf hereunder and agrees that the receipt of the Secretary as attorney shall be a good discharge to the Shareholder. Nothing in this Section 5 is intended to limit any other
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remedy available to the Company or the Founders in connection with the purchase of Shares pursuant to this Agreement.

6.       VOTING MATTERS.

         (a) Board of Directors. From and after the date hereof and until the provisions of this Section 6 cease to be effective, the Shareholders shall vote all of the Shares and any other voting securities of the Company over which such Shareholders have voting control and shall take all other necessary or desirable actions within such Shareholders' control so that the Board is comprised of designees of the Founders.

         (b) Grant of Proxy. In order to secure each Shareholder's obligation to vote shares and other voting securities of the Company in accordance with the provisions of this Section 6 and also in accordance with the provisions of
Section 3 above, each Shareholder hereby appoints the Secretary of the Company as such Shareholder's true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of such Shareholder's shares of voting securities of the Company for the election and/or removal of directors in accordance with this Section 6 and all such other matters as expressly provided for in Section 3 above. The Secretary of the Company may exercise the irrevocable proxy granted hereunder at any time any Shareholder fails to comply with the provisions of this Agreement. The proxies and powers granted by each Shareholder pursuant to this Section 6 are coupled with an interest and are given to secure the performance of such Shareholder's obligations under the provisions of Sections 3 and 6 of this Agreement. Such proxies and powers will be irrevocable for the term set forth in Section 7 of this Agreement and will survive the death, incompetency and disability of such Shareholder.

7.       TERMINATION OF CERTAIN PROVISIONS.

                  The provisions of Sections 1, 3 and 6 of this Agreement (other than with respect to payment obligations then in effect) shall terminate upon the first to occur of (i) a Public Offering, (ii) a Public Company Merger or
(iii) an Approved Sale.

8.       DEFINITIONS.

                  "Family Transfer" of Shares shall mean a Transfer (i) pursuant to applicable laws of descent and distribution or (ii) among a Shareholder's family group; provided that the restrictions of this Agreement will continue to be applicable to the Shares after any such transfer and the transferees of such Shares shall agree in writing to be bound by the provisions of this Agreement. A Shareholder's "family group" means such Shareholder's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such Shareholder and/or such Shareholder's spouse and/or descendants.

                  "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not own in excess of five percent (5%) of the Company's common stock on a fully-diluted basis (a "5% Owner"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.
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                  "1933 Act" means the Securities Act of 1933, as amended from time to time.

                  "Person" means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

                  "Public Company Merger" means the merger of the Company with a company (or an affiliate of such company) with common stock issued and publicly traded on any national securities exchange or the NASDAQ Stock Market with such public company surviving the merger and pursuant to which the Shareholders receive shares of such public Company's common stock in exchange for their Shares.

                  "Public Offering" means the sale, in an underwritten public offering registered under the 1933 Act, of shares of the Company's common stock.

                  "Sale of the Company" means the sale of the Company to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the assets of the Company and its subsidiaries determined on a consolidated basis.

                  "Shares" shall mean any share of the Company's common stock, no par value per share, acquired by a Shareholder (including any shares acquired pursuant to the exercise of any stock option, warrant or other security exercisable for or convertible into the Company's common stock) and shall continue to be Shares in the hands of any holder other than a Shareholder (except for the Company (or its designees) and except for transferees in a Public Offering, Public Company Merger, Approved Sale or pursuant to a Disposition Notice). Except as otherwise provided herein, each such other holder of Shares will succeed to all rights and obligations attributable to a Shareholder as a holder of Shares hereunder. Shares will also include shares of the Company's capital stock issued with respect to Shares by way of a stock split, stock dividend or other recapitalization.

9.       NOTICES.

                  Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:


                  To the Company:

                       Glacier Distribution Company, Inc.

                           866 East 50th Avenue
                           Denver, Colorado 80216
                           Attn: President

                  With copies to:
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                           Jacobs, Chase, Frick, Kleinkopf & Kelley, LLC
                           1050 17th Street, Suite 1500
                           Denver, Colorado 80265
                           Attn: Matthew R. Perkins

                  To each Shareholder:

At the address set forth on the signature pages to this Agreement or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, three days after deposit in the U.S. mail. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the State of Colorado, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

10.      CONFIDENTIALITY.

                  The Shareholders agree that they will not, at any time, disclose any of the Information to any person, use or permit the use of any of the Information in any way to compete (directly or indirectly) with the Company or in any other manner adverse to the Company; provided, however, that the Information may be disclosed and used in the ordinary course of business in a manner which is in the best interests of the Company as determined in the reasonable discretion of the Company. The parties hereto acknowledge that the Information has independent economic value to the Company and that the Company has the right to maintain a secrecy of the Information and that the disclosure, or improper use, of the Information by the Shareholders will cause irreparable harm to the Company.

11.      OTHER PROVISIONS.

         (a) Transfer in Violation of Agreement. Any Transfer or attempted Transfer of any Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Shares as the owner of such stock for any purpose.

         (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         (c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings,
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agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         (d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitutes one and the same agreement.

         (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including subsequent holders of Shares); provided that the rights and obligations of any Shareholder under this Agreement shall not be assignable except in connection with a Permitted Transfer hereunder.

         (f) Choice of Law. The corporate law of the State of Colorado will govern all questions concerning the relative rights of the Company and its shareholders and all other questions concerning the construction, validity and interpretation of this Agreement will be governed by the internal law, and not the law of conflicts, of the State of Colorado.

         (g) Remedies. Each of the parties to this Agreement (including the Shareholders) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that nay party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

         (h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and each of the Founders.

                                     * * * *
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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                 GLACIER DISTRIBUTION COMPANY, INC.



                                 -------------------------------------------
                                 Joseph A. Oblas, Chief Executive Officer
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                                   EXHIBIT C-1

                             SHAREHOLDERS AGREEMENT

              COUNTERPART FOR FUTURE TRANSFERS AND ACKNOWLEDGMENTS

         TO:      Glacier Distribution Company, Inc.

         RE: The Shareholders Agreement (the "Agreement") dated as of March 1, 2000 by and among Glacier Distribution Company, Inc. and the Founders (as defined in the Agreement)

                  The undersigned hereby agrees to be bound by the terms of the Agreement as a party to the Agreement, and shall be entitled to all benefits of a Shareholder pursuant to the Agreement, as fully and effectively as though the undersigned had executed a counterpart of the Agreement together with the other parties to the Agreement. The undersigned hereby acknowledges having received and reviewed a copy of the Agreement.

                  DATED this ____ day of __________________, 2000.


                               SHAREHOLDER

                               Signature:__________________________________
                               Printed Name:_______________________________
                               Address:____________________________________


                               FOUNDERS:


                               ____________________________________________
                               Joseph A. Oblas
                               866 East 50th Avenue
                               Denver, Colorado 80216


                               ____________________________________________
                               Thomas B. Humphreys, Jr.


                               ____________________________________________
                               Derek S. Humphreys

                               ____________________________________________
                               David Diaz-Infante

                               ____________________________________________
                               Peter C. Gonzalez